Exhibit 99.1

Charles River Laboratories Announces First-Quarter 2017 Results from Continuing Operations

– First-Quarter Revenue of $445.8 Million –

– First-Quarter GAAP EPS of $0.97 and Non-GAAP EPS of $1.29 –

– Updates 2017 Guidance –

WILMINGTON, Mass.--(BUSINESS WIRE)--May 10, 2017--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the first quarter of 2017. Revenue from continuing operations was $445.8 million, an increase of 25.6% from $354.9 million in the first quarter of 2016. Revenue growth was driven primarily by the Discovery and Safety Assessment and Manufacturing Support segments. Research Models and Services revenue also increased.

The acquisitions of WIL Research, Agilux Laboratories, and Blue Stream Laboratories contributed 19.5% to consolidated first-quarter revenue growth, both on a reported basis and in constant currency. The impact of foreign currency translation reduced reported revenue growth by 2.1%. Excluding the effect of these items, organic revenue growth was 8.2%.

On a GAAP basis, first-quarter net income from continuing operations attributable to common shareholders was $46.8 million, an increase of 25.9% from $37.2 million for the same period in 2016. First-quarter diluted earnings per share on a GAAP basis were $0.97, an increase of 24.4% from $0.78 for the first quarter of 2016. The divestiture of the Contract Development and Manufacturing (CDMO) business, which was completed on February 10, 2017, reduced GAAP earnings per share by $0.15 (net) as a result of the tax impact of the transaction, partially offset by the gain on the sale. In addition, an excess tax benefit associated with stock compensation contributed $0.15 to GAAP earnings per share in the first quarter of 2017.

On a non-GAAP basis, net income from continuing operations was $62.6 million for the first quarter of 2017, an increase of 34.4% from $46.5 million for the same period in 2016. First-quarter diluted earnings per share on a non-GAAP basis were $1.29, an increase of 31.6% from $0.98 per share for the first quarter of 2016. On a non-GAAP basis, a favorable tax rate benefited earnings per share by $0.10 in the first quarter of 2017, as the $0.15 excess tax benefit associated with stock compensation was partially offset by the earnings mix.

Both the GAAP and non-GAAP earnings per share increases were driven primarily by the acquisition of new businesses, notably WIL Research, as well as higher revenue for legacy operations. Earnings per share in the first quarter also included a gain from the Company’s venture capital investments, which contributed $0.05 per share compared to a $0.04 gain for the same period in 2016.

James C. Foster, Chairman, President and Chief Executive Officer, said, “I am very pleased to say that following an exceptional year in 2016, we are off to a strong start in the first quarter of 2017. Demand for our products and services is robust and we continue to win new business, which supports our expectation for revenue growth, operating margin expansion, and earnings per share growth in 2017. Our first-quarter results put us on track to achieve our guidance for the year.”

“We have successfully implemented our strategy to become the early-stage CRO of choice as a result of a three-pronged approach. First, we are continuing to expand our unique portfolio of essential products and services, which increases our relevance to our clients’ drug research, development, and manufacturing efforts. Second, we continue to expand and enhance our scientific expertise and depth, which we believe is unique and unparalleled in the early-stage CRO universe, and a strong differentiating factor. Third, we maintain an intense focus on efficiency and responsiveness, which enables us to provide exceptional, flexible service to clients without adding significant cost,” Mr. Foster concluded.

First-Quarter Segment Results

Research Models and Services (RMS)

Revenue for the RMS segment was $127.2 million in the first quarter of 2017, an increase of 3.1% from $123.3 million in the first quarter of 2016. Organic revenue growth was 4.7%, driven by higher revenue for both the Research Models and Research Model Services businesses.

In the first quarter of 2017, the RMS segment’s GAAP operating margin increased to 29.7% from 29.5% in the first quarter of 2016. On a non-GAAP basis, the operating margin was 30.1%, unchanged on a year-over-year basis.

Discovery and Safety Assessment (DSA)

Revenue from continuing operations for the DSA segment was $227.8 million in the first quarter of 2017, an increase of 44.2% from $158.0 million in the first quarter of 2016. Growth was driven primarily by the acquisitions of WIL Research and Agilux Laboratories, which contributed 41.6% to DSA revenue growth. Organic revenue growth was 5.1%, as growth in the legacy Safety Assessment business was partially offset by lower revenue for the legacy Discovery Services business. Revenue growth was driven by demand from both global biopharmaceutical and mid-tier biotechnology clients.

In the first quarter of 2017, the DSA segment’s GAAP operating margin decreased to 17.0% from 19.5% in the first quarter of 2016. The GAAP operating margin decline was due in part to amortization of intangible assets related to acquisitions. On a non-GAAP basis, the operating margin decreased to 20.9% from 23.3% in the first quarter of 2016. Both the GAAP and non-GAAP operating margins were affected by revenue mix and acquisitions.

Manufacturing Support (Manufacturing)

Revenue for the Manufacturing segment was $90.8 million in the first quarter of 2017, an increase of 23.5% from $73.5 million in the first quarter of 2016. The acquisitions of Blue Stream Laboratories and WIL Research’s CDMO business (divested on February 10, 2017) contributed 4.9% to Manufacturing revenue growth in the first quarter of 2017. Organic revenue increased 20.6%, driven primarily by robust growth in the Microbial Solutions and Biologics Testing Solutions businesses.

In the first quarter of 2017, the Manufacturing segment’s GAAP operating margin increased to 29.3% from 26.7% in the first quarter of 2016. On a non-GAAP basis, the operating margin increased to 33.2% from 31.3% in the first quarter of 2016. Both the GAAP and non-GAAP operating margin improvement was driven by leverage from higher revenue in the Microbial Solutions and Biologics Testing Solutions businesses.

Stock Repurchase Update

During the first quarter of 2017, the Company reinitiated stock repurchase activity, repurchasing 363,000 shares for a total of $32.1 million. As of April 1, 2017, the Company had $37.6 million remaining on its authorized stock repurchase program.

On May 9, 2017, the Company’s Board of Directors increased the stock repurchase authorization by $150 million, to an aggregate amount of $1.3 billion.

Updates 2017 Guidance

The Company is updating guidance for 2017, which was originally provided on February 14, 2017. The Company is reducing GAAP earnings per share guidance primarily to reflect the net impact of the divestiture of the CDMO business, and increasing the top end of the non-GAAP earnings per share guidance range, primarily to reflect the higher-than-expected excess tax benefit associated with stock compensation. The revised earnings per share guidance does not include an additional contribution from venture capital investments, or a meaningful contribution from the excess tax benefit associated with stock compensation, in the remaining three quarters in 2017. The Company is maintaining its revenue guidance for 2017.

2017 GUIDANCE (from continuing operations)	REVISED	PRIOR
Revenue growth, reported	7.5% - 9.0%	7.5% - 9.0%
Less: Contribution from acquisitions (1)	(~5.0% - 6.0%)	(~5.0% - 6.0%)
Add: Effect of CDMO divestiture	~1.0%	~1.0%
Add: Negative effect of 53rd week in 2016	~1.5%	~1.5%
Add: Negative effect of foreign exchange	~2.0% - 2.5%	~2.0% - 2.5%
Revenue growth, organic (2)	7.0% - 8.5%	7.0% - 8.5%
GAAP EPS estimate	$4.18-$4.33	$4.33-$4.43
Amortization of intangible assets	~$0.58	~$0.58
Charges related to global efficiency initiatives (3)	~$0.02	~$0.02
Acquisition/divestiture-related adjustments (4)	~$0.07	~$0.07
Net impact of CDMO divestiture (5)	~$0.15	---
Non-GAAP EPS estimate	$5.00 - $5.15	$5.00 - $5.10

Footnotes to Guidance Table

(1) The contribution from acquisitions reflects only those acquisitions which were completed in 2016.
(2) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions, the divestiture of the CDMO business, the 53rd week, and foreign currency translation.
(3) These charges relate primarily to the Company’s planned efficiency initiatives in 2017, including site consolidation costs, asset impairments, and severance. Other projects in support of the global productivity and efficiency initiatives are expected, but these charges reflect only the decisions that have already been finalized.
(4) These adjustments are related to the evaluation and integration of acquisitions and the divestiture of the CDMO business, and primarily include transaction, advisory, and certain third-party integration costs, as well as certain costs associated with acquisition-related efficiency initiatives.
(5) These adjustments include the preliminary net gain and tax impact related to the divestiture of the CDMO business.

Webcast

Charles River has scheduled a live webcast on Wednesday, May 10, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of GAAP financial measures to non-GAAP financial measures on the website.

Bank of America Merrill Lynch Conference Presentation

Charles River will present at the Bank of America Merrill Lynch 2017 Health Care Conference in Las Vegas, Nevada, on Tuesday, May 16, at 9:20 a.m. PT (12:20 p.m. ET). Management will provide an overview of Charles River’s strategic focus and business developments.

A live webcast of the presentation will be available through a link that will be posted on ir.criver.com. A webcast replay will be accessible through the same website shortly after the presentation and will remain available for approximately two weeks.

Non-GAAP Reconciliations/Discontinued Operations

The Company reports non-GAAP results in this press release, which exclude often one-time charges and other items that are outside of normal operations. A reconciliation of GAAP to non-GAAP results is provided in the schedules at the end of this press release. In addition, the Company reports results from continuing operations, which exclude results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets, inventory purchase accounting adjustments, and other charges related to our acquisitions; expenses associated with evaluating and integrating acquisitions and divestitures, as well as fair value adjustments associated with contingent consideration; charges, gains, and losses attributable to businesses or properties we plan to close, consolidate, or divest; severance and other costs associated with our efficiency initiatives; gain on and tax effect of the divestiture of the CDMO business; and costs related to a U.S. government billing adjustment and related expenses. This press release also refers to our revenue in both a GAAP and non-GAAP basis: “constant currency,” which we define as reported revenue growth adjusted for the impact of foreign currency translation, and “organic revenue growth,” which we define as reported revenue growth adjusted for foreign currency translation, acquisitions, the divestiture, and the 53rd week. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions and divestitures (and in certain cases, the evaluation of such acquisitions and divestitures, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities and their underlying associated costs, such as business acquisitions, generally occur periodically but on an unpredictable basis. We calculate non-GAAP integration costs to include third-party integration costs incurred post-acquisition. Presenting revenue on a constant-currency basis allows investors to measure our revenue growth exclusive of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected future financial performance including revenue (on both a reported, constant-currency, and organic growth basis), operating margins, earnings per share, the expected impact of foreign exchange rates, and the expected benefit of our life science venture capital investments; the future demand for drug discovery and development products and services, including our expectations for future revenue trends; our expectations with respect to the impact of acquisitions on the Company, our service offerings, client perception, strategic relationships, revenue, revenue growth rates, and earnings; the development and performance of our services and products; market and industry conditions including the outsourcing of services and spending trends by our clients; the potential outcome of and impact to our business and financial operations due to litigation and legal proceedings; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to revenue, the impact of foreign exchange, and enhanced efficiency initiatives. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our efficiency initiatives on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our clients; the ability to convert backlog to revenue; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations (including the impact of Brexit); changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 14, 2017, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 1
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(in thousands, except for per share data)

	Three Months Ended
	April 1, 2017	March 26, 2016

Total revenue	$445,763	$354,868
Cost of revenue (excluding amortization of intangible assets)	274,064	214,100
Selling, general and administrative	91,490	82,944
Amortization of intangible assets	10,737	6,352
Operating income	69,472	51,472
Interest income	202	263
Interest expense	(6,983)	(4,211)
Other income (expense), net	15,356	4,026
Income from continuing operations, before income taxes	78,047	51,550
Provision for income taxes	31,084	13,975
Income from continuing operations, net of income taxes	46,963	37,575
Loss from discontinued operations, net of income taxes	(4)	(26)
Net income	46,959	37,549
Less: Net income attributable to noncontrolling interests	181	406
Net income attributable to common shareholders	$46,778	$37,143

Earnings (loss) per common share
Basic:
Continuing operations attributable to common shareholders	$0.98	$0.80
Discontinued operations	$-	$-
Net income attributable to common shareholders	$0.98	$0.80
Diluted:
Continuing operations attributable to common shareholders	$0.97	$0.78
Discontinued operations	$-	$-
Net income attributable to common shareholders	$0.97	$0.78

Weighted average number of common shares outstanding
Basic	47,546	46,642
Diluted	48,421	47,617

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 2
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	April 1, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$131,524	$117,626
Trade receivables, net	383,748	364,050
Inventories	98,482	95,833
Prepaid assets	42,495	34,315
Other current assets	43,872	45,008
Total current assets	700,121	656,832
Property, plant and equipment, net	746,951	755,827
Goodwill	756,022	787,517
Client relationships, net	299,477	320,157
Other intangible assets, net	70,336	74,291
Deferred tax asset	30,306	28,746
Other assets	93,862	88,430
Total assets	$2,697,075	$2,711,800

Liabilities, Redeemable Noncontrolling Interest and Equity
Current liabilities:
Current portion of long-term debt and capital leases	$27,308	$27,313
Accounts payable	60,987	68,485
Accrued compensation	63,309	93,471
Deferred revenue	127,591	127,731
Accrued liabilities	84,093	84,470
Other current liabilities	18,460	26,500
Current liabilities of discontinued operations	1,626	1,623
Total current liabilities	383,374	429,593
Long-term debt, net and capital leases	1,170,063	1,207,696
Deferred tax liabilities	83,930	55,717
Other long-term liabilities	160,663	159,239
Long-term liabilities of discontinued operations	5,300	5,771
Total liabilities	1,803,330	1,858,016
Redeemable noncontrolling interest	14,698	14,659
Total equity attributable to common shareholders	876,431	836,768
Noncontrolling interests	2,616	2,357
Total liabilities, redeemable noncontrolling interest and equity	$2,697,075	$2,711,800

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 3
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)(1)
(in thousands, except percentages)

	Three Months Ended
	April 1, 2017	March 26, 2016
Research Models and Services
Revenue	$127,161	$123,339
Operating income	37,711	36,386
Operating income as a % of revenue	29.7%	29.5%
Add back:
Amortization related to acquisitions	436	588
Government billing adjustment and related expenses	93	60
Site consolidation costs, impairments and other items	-	69
Total non-GAAP adjustments to operating income	$529	$717
Operating income, excluding non-GAAP adjustments	$38,240	$37,103
Non-GAAP operating income as a % of revenue	30.1%	30.1%

Depreciation and amortization	$5,092	$5,250
Capital expenditures	$2,603	$1,053

Discovery and Safety Assessment
Revenue	$227,758	$157,983
Operating income	38,660	30,830
Operating income as a % of revenue	17.0%	19.5%
Add back:
Amortization related to acquisitions	7,600	3,095
Severance	196	21
Acquisition related adjustments (2)	703	802
Site consolidation costs, impairments and other items	409	2,033
Total non-GAAP adjustments to operating income	$8,908	$5,951
Operating income, excluding non-GAAP adjustments	$47,568	$36,781
Non-GAAP operating income as a % of revenue	20.9%	23.3%

Depreciation and amortization	$19,369	$11,957
Capital expenditures	$8,323	$4,707

Manufacturing Support
Revenue	$90,844	$73,546
Operating income	26,601	19,615
Operating income as a % of revenue	29.3%	26.7%
Add back:
Amortization related to acquisitions	2,702	3,004
Severance (3)	821	-
Acquisition related adjustments (2)	26	187
Site consolidation costs, impairments and other items	-	229
Total non-GAAP adjustments to operating income	$3,549	$3,420
Operating income, excluding non-GAAP adjustments	$30,150	$23,035
Non-GAAP operating income as a % of revenue	33.2%	31.3%

Depreciation and amortization	$5,962	$5,976
Capital expenditures	$2,292	$2,129

Unallocated Corporate Overhead	$(33,500)	$(35,359)
Add back:
Acquisition related adjustments (2)	21	3,763
Total non-GAAP adjustments to operating expense	$21	$3,763
Unallocated corporate overhead, excluding non-GAAP adjustments	$(33,479)	$(31,596)

Total
Revenue	$445,763	$354,868
Operating income	69,472	51,472
Operating income as a % of revenue	15.6%	14.5%
Add back:
Amortization related to acquisitions	10,738	6,687
Severance	1,017	21
Acquisition related adjustments (2)	750	4,752
Government billing adjustment and related expenses	93	60
Site consolidation costs, impairments and other items	409	2,331
Total non-GAAP adjustments to operating income	$13,007	$13,851
Operating income, excluding non-GAAP adjustments	$82,479	$65,323
Non-GAAP operating income as a % of revenue	18.5%	18.4%

Depreciation and amortization	$32,411	$24,655
Capital expenditures	$15,920	$8,250

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2) These adjustments are related to the evaluation and integration of acquisitions, which primarily include transaction, third-party integration, and certain compensation costs, and fair value adjustments associated with contingent consideration.
(3) This adjustment relates to transition costs associated with the divestiture of the CDMO business.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 4
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (UNAUDITED)(1)
(in thousands, except per share data)

	Three Months Ended
	April 1, 2017	March 26, 2016

Net income attributable to common shareholders	$46,778	$37,143
Less: Income (loss) from discontinued operations, net of income taxes	(4)	(26)
Net income from continuing operations attributable to common shareholders	46,782	37,169
Add back:
Non-GAAP adjustments to operating income (Refer to Schedule 3)	13,007	13,851
Gain on divestiture of CDMO business	(10,577)	-
Tax effect of non-GAAP adjustments:
Tax effect from divestiture of CDMO business	18,005	-
Tax effect of the remaining non-GAAP adjustments	(4,664)	(4,482)
Net income from continuing operations attributable to common shareholders, excluding non-GAAP adjustments	$62,553	$46,538

Weighted average shares outstanding - Basic	47,546	46,642
Effect of dilutive securities:
Stock options, restricted stock units, performance share units and restricted stock	875	975
Weighted average shares outstanding - Diluted	48,421	47,617

Earnings per share from continuing operations attributable to common shareholders
Basic	$0.98	$0.80
Diluted	$0.97	$0.78

Basic, excluding non-GAAP adjustments	$1.32	$1.00
Diluted, excluding non-GAAP adjustments	$1.29	$0.98

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 5
RECONCILIATION OF GAAP REVENUE GROWTH
TO NON-GAAP REVENUE GROWTH, ORGANIC (UNAUDITED) (1)

For the three months ended April 1, 2017	Total CRL	RMS Segment	DSA Segment	MS Segment

Revenue growth, reported	25.6%	3.1%	44.2%	23.5%
Decrease due to foreign exchange	2.1%	1.6%	2.5%	2.0%
Contribution from acquisitions (2)	(19.5%)	0.0%	(41.6%)	(4.9%)
Non-GAAP revenue growth, organic (3)	8.2%	4.7%	5.1%	20.6%

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of often-one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with U.S. GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.
(2) The contribution from acquisitions reflects only those acquisitions which were completed during fiscal year 2016.
(3) Organic revenue growth is defined as reported revenue growth adjusted for acquisitions and foreign exchange.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.

SCHEDULE 6
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended
	April 1, 2017	March 26, 2016

Cash flows relating to operating activities	$34,029	$45,844
Cash flows relating to investing activities	52,996	(6,442)
Cash flows relating to financing activities	(74,324)	(294)
Cash flows used in discontinued operations	(473)	(489)
Effect of exchange rate changes on cash and cash equivalents	1,705	739
Net change in cash and cash equivalents	13,933	39,358
Cash and cash equivalents, beginning of period (1)	119,894	119,963
Cash and cash equivalents, end of period (2)	$133,827	$159,321

(1) Includes restricted cash of $2.3 million and $2.0 million as of December 31, 2016 and December 26, 2015, respectively, which are reported in current and long-term other assets within the unaudited condensed consolidated balance sheets.
(2) Includes restricted cash balances of $2.3 million and $1.9 million as of April 1, 2017 and March 26 2016, respectively, which are reported in current and long-term other assets within the unaudited condensed consolidated balance sheets.

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Corporate Vice President, Public Relations
amy.cianciaruso@crl.com